Exhibit 99.1

SEMCOENERGY                                                                 NEWS
405 Water Street, Port Huron, MI 48060                                   RELEASE

FOR  IMMEDIATE  RELEASE

MEDIA  CONTACT:  FRANCIS  R.  LIEDER
Manager  of  Corporate  Communications  &  Media  Relations
Phone:  810-987-2200  ext.  4186
FAX:810-989-4098

ANALYSTS  CONTACT:  SEBASTIAN  COPPOLA
Senior  Vice  President  &  Chief  Financial  Officer
Phone:  810-989-4101
Fax:  810-989-4099


SEMCO  ENERGY,  INC.  REPORTS  EARNINGS  FOR  THE  SECOND  QUARTER  2000

     PORT HURON, MI, July 24, 2000 - SEMCO ENERGY (NYSE:SEN) today reported a net loss of $3.1 million or $.17 per share for the second quarter of the year 2000, compared to net income of $.1 million or $.01 per share for the second quarter of 1999.
The lower earnings for the second quarter of 2000 were primarily due to higher interest expense related to the financing of the ENSTAR acquisition partially offset by an overall increase in operating income.
William L. Johnson, Chairman, President and Chief Executive Officer, explained that "the financing costs related to ENSTAR are incurred fairly evenly throughout the year while the majority of the operating income for the Gas Distribution business is earned during the first and fourth quarters of the year. As a result, an increased loss for the second quarter of 2000 was anticipated."
Johnson further stated that as the Company's Construction Services business enters its profitable summer and fall construction season and the Gas Distribution business moves into its heating season in the fourth quarter, the Company should close out the year 2000 with strong operating results. Net income for the first six months of 2000 was $8.9 million or $.50 per share compared to $10.5 million or $.60 per share for the same period of 1999. The effect of warmer weather during the first quarter of 2000 was the principal reason for the decrease in earnings. On a weather-normalized basis, net income for the first six months of 2000 would have been $12.3 million or $.69 per share compared to $12.5 million or $.71 per share for the first six months of 1999.

SECOND  QUARTER  BUSINESS  SEGMENT  RESULTS:
GAS  DISTRIBUTION
-----------------
     The Gas Distribution business reported operating income of $5.3 million for the second quarter of 2000 compared to $4.1 million for same period of 1999.
     The increase in operating income is primarily attributed to the operations of ENSTAR, which was acquired after the second quarter of 1999, the impact of colder weather and new customers on sales, and lower expenses for the Michigan operation. Partially offsetting this increase were income items recorded in the second quarter of 1999 that did not recur in 2000 including profits on the sale of excess gas in storage and prior year property tax refunds.
     Although weather during the second quarter of 2000 was approximately 16 percent colder than during the second quarter of 1999, it was still 10 percent warmer than normal, which reduced net income by approximately $.7 million or $.04 per share. Volumes of gas sold and transported increased from 9.8 Bcf in the second quarter of 1999 to 19.9 Bcf in the second quarter of 2000. The increase was attributable primarily to ENSTAR and cooler temperatures in Michigan.

ENGINEERING  SERVICES
---------------------
     The Engineering Services business reported operating income of $.1 million in the second quarter of 2000 compared to an operating loss of $.5 million in the second quarter of 1999. Revenues increased from $3.7 million in the second quarter of 1999 to $6.0 million in 2000. The improvement in operating results was primarily due to an increase in the number of available projects compared to 1999, when operating results were down because customers delayed various projects due to lower oil prices and other factors. The Company anticipates that the turnaround in business will continue, albeit at a moderate pace, as new or delayed projects are released.

CONSTRUCTION  SERVICES
----------------------
     Construction Services reported an operating loss of $.6 million for the second quarter of 2000 compared to operating income of $.3 million for the same period in 1999. Revenues during the second quarter of 2000 more than doubled when compared to the second quarter of 1999 primarily due to revenues from recent acquisitions and an increase in construction projects.
The decrease in operating income was partially due to expected higher operating costs related to revenue growth during the slow construction season in the first half of the year. During this time of the year, costs frequently exceed revenues as crews and equipment are staged at worksites and may not be 100 percent productive for a period of time. In contrast, during the summer and fall construction season, revenues exceed construction costs, as crews are fully productive.
The decrease in operating income also was due to higher fuel costs and operating costs incurred on various construction projects delayed by rain and other events. Work already has started on many of these projects and management anticipates that all planned projects will be completed by year-end.

PROPANE,  PIPELINES  &  STORAGE
-------------------------------
     The Propane, Pipelines and Storage business reported operating income of $.3 million for the second quarter of 2000, which was essentially unchanged from the second quarter of 1999.

CAPITAL  INVESTMENTS
--------------------
     For the second quarter of 2000 SEMCO ENERGY had capital expenditures for property additions of $20.1 million in comparison to $7.7 million for the second quarter of 1999. For the six months ended June 30, 2000, the Company had capital expenditures for property additions of $29.1 million compared to $13.5 million for the same period in 1999. The increased capital expenditures in 2000 are due in large part to additional expenditures related to ENSTAR and certain construction businesses, which were not part of the Company in early 1999. Capital expenditures for business acquisitions during both the three months and six months ended June 30, 2000 were $1.8 million compared to $2.1 million and $4.0 million respectively, during the same periods in 1999.
     SEMCO ENERGY, Inc. is a diversified energy and infrastructure company that distributes natural gas to more than 350,000 customers combined in Michigan and Alaska. It owns and operates businesses involved in gas engineering and quality assurance services, pipeline construction services, propane distribution, intrastate pipelines and natural gas storage in various regions of the United States. In addition, it provides information technology and outsourcing services, specializing in the mid-range computer market.

The following is a "Safe-harbor" statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties including, but not limited to, statements involving the Company's expectations regarding operating revenues and expenses, operating income, returns on invested assets, regulatory approval processes, success in obtaining new business, success in integrating acquired businesses, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.


                                                       SEMCO ENERGY, INC.
                                              NEWS RELEASE STATISTICS (UNAUDITED)
                                           (in thousands, except per share amounts)

                                                                THREE MONTHS ENDED     SIX MONTHS ENDED    TWELVE MONTHS ENDED
                                                                     JUNE 30,             JUNE 30,              JUNE 30,
                                                                     --------             --------              --------
                                                                  2000      1999       2000       1999       2000       1999
                                                                  ----      ----       ----       ----       ----       ----
FINANCIAL SUMMARY
-----------------
  Operating Revenues (a). . . . . . . . . . . . . . . . . . . .  $76,478   $51,229   $206,780   $235,109   $356,434   $534,844

  Operating Expenses (a). . . . . . . . . . . . . . . . . . . .  $71,805   $47,761   $175,838   $214,294   $304,417   $500,881

  Operating Income. . . . . . . . . . . . . . . . . . . . . . .  $ 4,673   $ 3,468   $ 30,942   $ 20,815   $ 52,017   $ 33,963

  Other Income and (Deductions)
    Business Divestitures (b) (c) . . . . . . . . . . . . . . .  $     -   $     -   $      -   $  1,122   $      -   $  4,690
    Interest Expense. . . . . . . . . . . . . . . . . . . . . .   (9,405)   (3,775)   (18,101)    (7,670)   (31,006)   (15,252)
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . .      608       574      1,668        946      3,349        782
                                                                 --------  --------  ---------  ---------  ---------  ---------
      Total Other Income and (Deductions) . . . . . . . . . . .  $(8,797)  $(3,201)  $(16,433)  $ (5,602)  $(27,657)  $ (9,780)

  Income Taxes. . . . . . . . . . . . . . . . . . . . . . . . .  $(1,807)  $   146   $  4,832   $  4,688   $  7,549   $  9,550
                                                                 --------  --------  ---------  ---------  ---------  ---------
  Income before Dividends on Trust Preferred Securities . . . .  $(2,317)  $   121   $  9,677   $ 10,525   $ 16,811   $ 14,633

  Dividends on Trust Preferred Securities, Net of Income Taxes.  $   757   $     -   $    757   $      -   $    757   $      -
                                                                 --------  --------  ---------  ---------  ---------  ---------
  Net Income (loss) Available to Common Shareholders. . . . . .  $(3,074)  $   121   $  8,920   $ 10,525   $ 16,054   $ 14,633
                                                                 ========  ========  =========  =========  =========  =========

  Net Income (Loss) - Weather Normalized. . . . . . . . . . . .  $(2,401)  $ 1,421   $ 12,325   $ 12,492   $ 21,132   $ 19,820

  Earnings Per Share - Basic and Diluted. . . . . . . . . . . .  $ (0.17)  $  0.01   $   0.50   $   0.60   $   0.90   $   0.85

  Earnings Per Share - Basic and Diluted - Weather
    Normalized. . . . . . . . . . . . . . . . . . . . . . . . .  $ (0.13)  $  0.08   $   0.69   $   0.71   $   1.18   $   1.15

  Cash Dividends Per Share (d). . . . . . . . . . . . . . . . .  $ 0.210   $ 0.255   $  0.415   $  0.454   $  0.824   $  0.836

  Average Number Of Common Shares Outstanding . . . . . . . . .   17,992    17,703     17,954     17,571     17,887     17,183

  Return on Average Common Shareholders' Equity:
    As Reported . . . . . . . . . . . . . . . . . . . . . . . .                                                11.6%      11.9%
    Weather Normalized. . . . . . . . . . . . . . . . . . . . .                                                15.3%      16.1%


(a)     The  decrease  in  operating  revenues  and  expenses  for  the six months and twelve months ended June 30, 2000 is due primarily  to  the  energy marketing business, which was sold effective March 31, 1999, offset partially by the results of new business acquisitions.
(b)     The  six  months  and  twelve months ended June 30, 1999 include a gain of $1,122 ($729 after taxes or $0.04 per share)
        related  to  the  divestiture of  the  Company's  energy  marketing  business.
(c)     The  twelve  months  ended June 30, 1999 includes a gain related to the divestiture of the NOARK investment.  After tax adjustments, the gain  had  essentially  no  impact  on  net  income  for  the  twelve  months  ended  June  30,  1999.
(d)     The  three  months,  six  months and twelve months ended June 30, 1999 include a special one-time dividend of $0.05 per share  paid  in  May  1999.


                                                   SEMCO ENERGY, INC.
                                          NEWS RELEASE STATISTICS (UNAUDITED)
                                   (dollars in thousands, except per share amounts)

                                             THREE MONTHS ENDED         SIX MONTHS ENDED        TWELVE MONTHS ENDED
                                                  JUNE 30,                  JUNE 30,                  JUNE 30,
                                                  --------                  --------                  --------
                                              2000         1999         2000         1999         2000         1999
                                              ----         ----         ----         ----         ----         ----

BUSINESS  SEGMENT  INFORMATION
------------------------------
  Operating  Revenues
    Gas Distribution. . . . . . . . . . .  $   49,928   $   36,709   $  161,616   $  113,688   $  264,758   $  192,050
    Engineering Services. . . . . . . . .       5,979        3,659       11,528        9,379       19,634       38,354
    Construction Services . . . . . . . .      24,391       12,032       38,944       16,716       80,500       33,394
    Propane,Pipelines & Storage . . . . .       1,228        1,284        3,289        3,228        6,345        6,111
    Energy Marketing (e). . . . . . . . .           -            -            -       96,904            -      278,190
    Corporate and Other (f) . . . . . . .      (5,048)      (2,455)      (8,597)      (4,806)     (14,803)     (13,255)
                                           -----------  -----------  -----------  -----------  -----------  -----------
      Total Operating Revenues. . . . . .  $   76,478   $   51,229   $  206,780   $  235,109   $  356,434   $  534,844
                                           ===========  ===========  ===========  ===========  ===========  ===========

  Operating Income (Loss)
    Gas Distribution. . . . . . . . . . .  $    5,348   $    4,064   $   34,007   $   21,931   $   52,209   $   30,260
    Engineering Services. . . . . . . . .         142         (544)         212          (92)        (208)       1,698
    Construction Services . . . . . . . .        (567)         321       (2,845)        (925)         691          261
    Propane, Pipelines & Storage. . . . .         276          371          748        1,167        1,922        2,004
    Energy Marketing (e). . . . . . . . .           -            -            -         (341)           -        2,269
    Corporate and Other (f) . . . . . . .        (526)        (744)      (1,180)        (925)      (2,597)      (2,529)
                                           -----------  -----------  -----------  -----------  -----------  -----------
      Total Operating Income. . . . . . .  $    4,673   $    3,468   $   30,942   $   20,815   $   52,017   $   33,963
                                           ===========  ===========  ===========  ===========  ===========  ===========

OPERATING STATISTICS
--------------------

  Gas Distribution:
    Volumes Sold (MMcf) . . . . . . . . .       9,272        4,319       32,521       20,194       51,572       32,219
    Volumes Transported  (MMcf) . . . . .      10,654        5,527       26,664       14,821       44,260       26,905
    Number of Customers at End of Period.     361,149      249,610      361,149      249,610      361,149      249,610
    Degree Days . . . . . . . . . . . . .       1,024          734        4,164        3,973        6,841        6,061
    Percent Colder (Warmer) Than Normal .       (9.5)%      (25.3)%      (10.4)%       (7.5)%       (8.6)%      (12.7)%
    Increase (Decrease) From Normal In:
      Net Income (in thousands) . . . . .  $     (650)  $   (1,200)  $   (3,350)  $   (1,800)  $   (5,000)  $   (4,950)
      Earnings Per Share. . . . . . . . .  $    (0.04)  $    (0.07)  $    (0.19)  $    (0.10)  $    (0.28)  $    (0.29)

  Engineering Services:
    Billed Hours. . . . . . . . . . . . .      94,000       95,000      188,000      192,000      355,000      532,000

  Construction Services:
    Feet of Pipe Installed. . . . . . . .   1,930,000    1,479,000    2,927,000    2,176,000    6,959,000    5,039,000

  Propane Distribution:
    Volumes Sold (Gallons). . . . . . . .     639,000      591,000    2,312,000    2,235,000    4,409,000    4,048,000
    Degree Days . . . . . . . . . . . . .       1,212        1,191        4,729        4,945        7,672        7,651
    Percent Colder (Warmer) Than Normal .      (12.3)%      (14.6)%      (11.5)%       (8.0)%      (12.1)%      (12.9)%
    Increase (Decrease) From Normal In:
      Net Income (in thousands) . . . . .  $      (23)  $     (100)  $      (55)  $     (167)  $      (78)  $     (237)
      Earnings Per Share. . . . . . . . .  $        -   $        -   $        -   $    (0.01)  $        -   $    (0.01)

(e)     The  Energy  Marketing  business  was  sold  effective  March  31,  1999.
(f)     Includes  intercompany  eliminations.

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